UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

LASERLOCK TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	1.	Title of each class of securities to which transaction applies: Common Stock, $0.001 par value per share; Series A Preferred Stock, $0.001 par value per share

	2.	Aggregate number of securities to which transaction applies: 750,000,000

	3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

	4.	Proposed maximum aggregate value of transaction: N/A

	5.	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form Schedule or Registration Statement No.:

	3.	Filing Party: LaserLock Technologies, Inc.

	4.	Date Filed: June , 2015

3112 M Street NW

Washington, DC 20007

Telephone: (202) 400-3700

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To Our Stockholders:

We are furnishing this notice and the accompanying Information Statement (the “Information Statement”) to the holders (the “Stockholders”) of shares of common stock, $0.001 par value per share (the “Common Stock”) and Series A preferred stock, $0.001 par value per share (the “Preferred Stock”), of LaserLock Technologies, Inc., a Nevada corporation (the “Company”), for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this Information Statement is to notify all of our Stockholders that on May 28, 2015, the holders of 151,527,063 shares of Common Stock and 21,111,111 shares of Preferred Stock, representing 172,638,174 shares of the Company’s total voting capital stock or 52.18% of the total voting power of all of the 330,806,641 issued and outstanding shares of voting capital stock of the Company at that time, voting together as a single class, executed a written consent in lieu of a special meeting of Stockholders (the “Actions”). The Actions, approved by the holders of 172,638,174 shares of our voting capital stock, were taken for the following purposes:

•	Approval and adoption of a reverse stock split of the Company’s issued and outstanding capital stock based on a minimum 40:1 split, up to a maximum 100:1 split, which shall comprise of the following: (i) one (1) share of its Common Stock for a minimum of forty (40) shares of Common Stock issued and outstanding, up to a maximum of one hundred (100) shares of Common Stock issued and outstanding; and (ii) one (1) share of its Preferred Stock for a minimum of forty (40) shares of Preferred Stock issued and outstanding, up to a maximum of one hundred (100) shares of Preferred Stock issued and outstanding (collectively, the “Reverse Stock Split”); and

•	Approval and adoption of an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), to change the Company’s name from “LaserLock Technologies, Inc.” to “VerifyMe, Inc.” (the “Name Change”).

The date used for purposes of determining the number of outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote is May 28, 2015. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on June     , 2015 (the “Record Date”).

As of May 28, 2015, there were 309,695,530 issued and outstanding shares of Common Stock and 21,111,111 issued and outstanding shares of Preferred Stock for a total of 330,806,641 shares of voting capital stock. Each share of our Common Stock is entitled to one vote in connection with the matters described above and each share of our Preferred Stock is entitled to one vote in connection with the matters described above. Our Common Stock and our Preferred Stock are entitled to vote together as a single class.

We have asked brokers and other custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

We are posting this Information Statement on our website and mailing notice of the posting on or about June     , 2015 to Stockholders of record of the Company at the close of business on the day of June     , 2015 in compliance with Section 278.350 of the Nevada Revised Statutes. Stockholders who hold in excess of a majority of the outstanding voting power of the Company’s shares of voting capital stock entitled to vote on the Actions voted in favor of the Actions. As a result, the Actions were approved without the affirmative vote of any other Stockholders of the Company and are expected to be effectuated on or about July     , 2015.

Our Board is not soliciting your proxy or consent. You are urged to read this Information Statement carefully and in its entirety for a description of the Actions taken.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Actions taken have no right under Nevada corporate law or the Company’s Articles or bylaws, as amended, to a vote of all Stockholders, nor shall such Stockholders have any right to assert dissenters’ rights under the Nevada Revised Statutes. All Stockholders of record shall receive a minimum of one (1) share of Common Stock and/or Preferred Stock, whichever is applicable, following the effectiveness of the Reverse Stock Split.

This Information Statement is first being mailed or furnished to the Stockholders on or about June     , 2015. This notice and the accompanying Information Statement constitute notice to you of the Action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ Paul Donfried
Paul Donfried
President, Chief Executive Officer and Secretary

June     , 2015

Washington, DC

3112 M Street NW

Washington, DC 20007

Telephone: (202) 400-3700

INFORMATION STATEMENT

This information statement (this “Information Statement”) is being furnished to holders (“Stockholders”) of record of common stock, par value $0.001 per share (the “Common Stock”), and to holders of record of preferred stock, par value $0.001 per share (the “Preferred Stock”), as of the close of business on June     , 2015 (the “Record Date”) of LaserLock Technologies, Inc., a Nevada corporation (“we,” “us,” “our” or the “Company”), with respect to certain corporate actions taken by the holders of a majority of the issued and outstanding Common Stock and the Preferred Stock of the Company. This Information Statement is first being mailed or furnished to all Stockholders on or about June     , 2015.

QUESTIONS AND ANSWERS

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify Stockholders of the Company that, as of the close of business on the Record Date, the corporate actions proposed to be taken pursuant to the written consent in lieu of a special meeting of the Stockholders, dated May 28, 2015, by the holders of a majority of our issued and outstanding Common Stock and Preferred Stock (the “Actions”):

•	Approved and adopted a reverse stock split of the Company’s issued and outstanding capital stock based on a minimum 40:1 split, up to a maximum 100:1 split, which shall comprise of the following: (i) one (1) share of its Common Stock for a minimum of forty (40) shares of Common Stock issued and outstanding, up to a maximum of one hundred (100) shares of Common Stock issued and outstanding; and (ii) one (1) share of its Preferred Stock for a minimum of forty (40) shares of Preferred Stock issued and outstanding, up to a maximum of one hundred (100) shares of Preferred Stock issued and outstanding (collectively, the “Reverse Stock Split”); and

•	Approved and adopted an amendment to the Company’s Articles of Incorporation, as amended (the “Articles”), to change our name from “LaserLock Technologies, Inc.” to “VerifyMe, Inc.” (the “Name Change”).

Our Board of Directors (the “Board”) is providing this Information Statement to you pursuant to Section 14(c) of Exchange Act solely to inform you of, and provide you with information about, the Actions before they are consummated.

Who is entitled to receive this Information Statement?

All holders of shares of Common Stock of record as of the close of business on the Record Date are entitled to notice of the actions approved by written consent of Stockholders holding a majority of the Common Stock.

What vote was required to approve the Actions?

The holders of at least a majority of our total issued and outstanding voting capital stock, voting together as a single class, voted to approve and adopt the Actions.

The following table sets forth the name of the holders of Common Stock and/or Preferred Stock, the number of shares of Common Stock and/or Preferred Stock held by each holder, the total number of votes that such holders voted in favor of the Actions and the percentage of the issued and outstanding Common Stock and Preferred Stock that voted in favor thereof.

Name of Stockholder	Class of Stock	Number of Shares of Stock Held	Number of Votes Held by Such Stockholder	Number of Votes that Voted in Favor of the Actions	Percentage of the Voting Equity that Voted in Favor of the Actions
Robert L. Bast	Common Stock	28,423,622	28,423,622	28,423,622	8.59%
Norman Gardner	Common Stock	19,490,000	19,490,000	19,490,000	5.89%
Clydesdale Partners II, LLC	Common Stock	48,348,334	48,348,334	48,348,334	14.62%
Nob Hill Capital Partners	Common Stock	32,751,363	32,751,363	32,751,363	9.90%
PFK Acquisition Group II, LLC	Common Stock	9,400,000	9,400,000	9,400,000	2.84%
The 2013 Goldberg Investment Trust DTD 9-17-2013	Common Stock	6,764,538	6,764,538	6,764,538	2.04%
VerifyMe, Inc.	Common Stock	6,349,206	6,349,206	6,349,206	1.92%
VerifyMe, Inc.	Preferred Stock	21,111,111	21,111,111	21,111,111	6.38%

Total		172,638,174	172,638,174	172,638,174	52.18%

Will there be a special meeting of Stockholders to approve the Actions?

No. We will not hold a special meeting of the Stockholders to approve the Actions. Under Nevada’s Private Corporations Law, Nev. Rev. Stat. § 78.101, et seq. (the “Nevada Act”), our Amended and Restated Articles of Incorporation, dated December 19, 2003, as amended (the “Articles”), our Amended Certificate of Designation of Series A Preferred Stock of the Company, dated February 1, 2013 (the “Certificate of Designation”), and our Amended and Restated Bylaws, effective December 17, 2003, as amended by that certain First Amendment, effective May 26, 2015 (collectively, the “Bylaws”), the Actions were approved by the written consent of a majority of our voting capital stock. Since Stockholders holding 52.18% of the total issued and outstanding voting capital stock of the Company voted to approve the Actions, as of the date such Actions were taken, a special meeting of Stockholders is not necessary and represents a substantial and avoidable expense to the Company.

What should I do now?

No action by you is required.

Who can help answer my questions?

If you would like additional copies, without charge, of this Information Statement, or if you have questions about the Actions, then you should contact us as follows:

LaserLock Technologies, Inc.

3112 M Street NW

Washington, DC 20007

Telephone: (202) 400-3700

Attn: Paul Donfried, CEO

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock and Preferred Stock beneficially owned as of May 28, 2015, for (i) each Stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock or Preferred Stock, (ii) each named executive officer and director and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of May 28, 2015. For purposes of computing the percentage of outstanding shares of our Common Stock or Preferred Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of May 28, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. The address for each beneficial owner, unless otherwise noted, is c/o LaserLock Technologies, Inc. at 3112 M Street NW Washington, DC 20007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)	Percentage of Class (%)(2)
Executive Officers and Directors
Paul Donfried	0	*
President, Chief Executive Officer, Secretary and Director
Scott McPherson	0	*
Chief Financial Officer
Jonathan Weinberger	1,105,500	*
Director
Claudio R. Ballard	0	*
Director

All Executive Officers and Directors as a group (4 persons)	1,105,500	*
5% Stockholders
Robert L. Bast	28,423,622	8.59%
110 Spruce Road Ambler, PA 19002
Norman Gardner	19,490,000	5.89%
837 Lindy Lane Bala Cynwyd, PA 19004
Clydesdale Partners II, LLC	48,348,334	14.62%
201 Spear Street, Suite 1150 San Francisco, CA 94105
Nob Hill Capital Partners	32,751,363	9.90%
1 Ferry Building, Suite 225 San Francisco, CA 94111
VerifyMe, Inc.	27,460,317	8.30%
205 Linda Drive Daingerfield, TX 15638

*	less than 1%
(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2)	Percentages are rounded to the nearest one-tenth of one percent. The percentage of class is based on 330,806,642 shares of capital stock (both Common Stock and Preferred Stock) issued and outstanding as of May 28, 2015.

APPROVAL AND ADOPTION OF REVERSE STOCK SPLIT WITHOUT CHANGE TO THE COMPANY’S AUTHORIZED SHARES

On May 26, 2015, the Board, acting by written consent in lieu of a special meeting, unanimously adopted a resolution approving the Reverse Stock Split and directing that it be submitted to our Stockholders for approval. Our Board has approved and recommended that our Stockholders approve the Reverse Stock Split at a ratio within a range of 40:1 to 100:1 (the “Ratio Range”). On May 28, 2015, the Company received a written consent in lieu of a special meeting of stockholders from those holders of 172,638,174 shares of voting capital stock of the Company (representing 52.18% of the total voting power) approving the Reverse Stock Split within the Ratio Range. Subsequent thereto, at a duly authorized meeting of the Board, held on June 11, 2015, the Board finalized, adopted and approved a resolution setting the Reverse Stock Split exchange ratio to 85:1.

The Reverse Stock Split will become effective on July     , 2015, without the requirement of filing an amendment to the Articles with the Secretary of State of the State of Nevada (the “Effective Date”). When the Reverse Stock Split is implemented, the number of issued and outstanding shares of Common Stock and Preferred Stock will be reduced in accordance with the 85:1 exchange ratio. The total number of authorized shares of capital stock, however, would remain unchanged at its current total of 750,000,000, with 675,000,000 designated as Common Stock and 75,000,000 designated as Preferred Stock.

The Board, in its sole discretion, may elect not to implement the Reverse Stock Split. However, the Board currently believes that the Reverse Stock Split is an important proactive step to maintain and build Stockholder value.

Purpose and Background of the Reverse Stock Split

The Board’s primary objectives in effecting the Reverse Stock Split are to (i) raise the per share trading price of the Common Stock, and (ii) to increase the number of shares of authorized but unissued Common Stock and Preferred Stock. The Reverse Stock Split is being effecuated as part of an overall recapitalization of the Company, involving (a) the conversion of several outstanding debts owed to various holders of promissory notes executed by the Company into shares of Common Stock at a conversion rate of one (1) share per $0.018 of outstanding principal and interest on the outstanding debt; (b) the conversion of outstanding royalty payments owed by the Company to VerifyMe, Inc., pursuant to a Patent and Technology License Agreement, dated as of December 31, 2012, into eighty-five (85) shares of newly-created Series B Preferred Stock; (c) the conversion of previously issued warrants for shares of Common Stock issued to various individuals and entities at a conversion rate of 1:1; (d) a cash equity investment of $1,450,000.00 by OPC Partners LLC in exchange for the issuance of 37,564,767 shares of Series A Preferred Stock; and (e) a cash equity investment of $50,000.00 by an additional private investor in exchange for 25,906,736 shares of restricted Common Stock (collectively, the “Recapitalization Transaction”). The Recapitalization Transaction closed on June 12, 2015.

The Board believes that the Reverse Stock Split would, among other things, (a) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities, (b) better enable the Company to restructure its debt and to raise funds to finance its planned operations, as part of the Recapitalization Transaction and otherwise, and (c) generally maintain and build Stockholder value. The closing sale price of our Common Stock on the OTC US on June     , 2015 was $         per share. The Board believes that the Reverse Stock Split would help the Company increase its per share price and more accurately reflect the Company’s market value.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus potentially improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from the Reverse Stock Split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the Common Stock.

Furthermore, the Board believes that the Reverse Stock Split would facilitate the Company’s efforts to restructure its debt and to raise capital to fund its planned operations, as contemplated by the Recapitalization Transaction as well as in future transactions. The Reverse Stock Split would reduce the number of shares of Common Stock and Preferred Stock outstanding without reducing the total number of authorized shares of Common Stock and Preferred Stock. As a result, the Company would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock or Preferred Stock, or securities convertible into or exercisable for shares of Common Stock, in equity financing transactions.

The purpose of obtaining Stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split, which the Board finalized on June 11, 2015 to a final exchange ratio of 85:1. Upon the Effective Date, the Board, or a committee of the Board, in its sole discretion, will implement the Reverse Stock Split only upon the determination by the Board, or a committee of the Board, that the Reverse Stock Split would be in the best interests of the Company and its Stockholders at that time. If the Board, or a committee of the Board, were to effectuate the Reverse Stock Split, then the Board would set the timing for such a split based on the 85:1 exchange ratio. No further action on the part of Stockholders would be required to either implement or abandon the Reverse Stock Split. Prior to the Effective Date, we would communicate to the public additional details regarding the Reverse Stock Split. The Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its Stockholders.

Material Effects of Proposed Reverse Stock Split

The Board believes that the Reverse Stock Split will increase the price level of the Common Stock in order to, among other things, generate interest in the Company among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the Common Stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of Common Stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of Common Stock issued and outstanding resulting from the Reverse Stock Split, which would reduce the market capitalization of the Company. The market price of the Common Stock may also be based on our performance and other factors, the effect of which the Board cannot predict.

The Reverse Stock Split will affect all Stockholders of the Company uniformly and will not affect any Stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any Stockholder owning a fractional share. In the event that the Reverse Stock Split results in any Stockholder owning less than one (1) share of the Company’s capital stock, such Stockholder shall receive one (1) share of Common Stock or Preferred Stock, as applicable. In the event that the Reverse Stock Split results in any Stockholder having a fractional share, such fractional share shall be rounded up to the nearest whole number of shares.

The table set forth below illustrates the Company’s hypothetical shares of Common Stock and Preferred Stock issued and outstanding subsequent to the Reverse Stock Splits based on the exchange ratio of 85:1. This hypothetical model is based on the total number of shares of Common Stock and Preferred Stock issued and outstanding as of May 28, 2015 and assumes no reduction, proportional or otherwise, in the number of authorized shares available for future issuance. If the Board, in its discretion, elects to effect the Reverse Stock Split, the

Company may in the future reduce the authorized number of Common Stock or Preferred Stock but is under no obligation to do so.

	Shares of Common Stock issued and outstanding following Reverse Stock Split	Shares of Preferred Stock issued and outstanding following Reverse Stock Split
Hypothetical Reverse Stock Split (85:1 ratio)	3,643,477	248,366

In addition, (a) any outstanding options, warrants, restricted stock units and performance-based restricted stock units, and (b) any convertible notes (collectively, the “Outstanding Equity Rights”) entitling the holders thereof to acquire, through purchase, exchange or otherwise, shares of Common Stock will enable such holders to acquire upon exercise of their respective Outstanding Equity Rights the applicable number of shares of Common Stock, as adjusted based on the Ratio Range, which such holders would have been able to purchase upon exercise or conversion, as and to the extent applicable, of their respective Outstanding Equity Rights immediately preceding the Reverse Stock Split, at an exercise price or conversion rate, as and to the extent applicable, equal to the exercise price or conversion rate, as applicable, specified before the reverse split, as adjusted by the Ratio Range, resulting in the same aggregate price being required to be paid upon exercise or conversion thereof immediately preceding the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will not affect the par value of the Common Stock or the Preferred Stock. As a result, on the Effective Date, the present value of the stated capital on the Company’s balance sheet attributable to the Common Stock and the Preferred Stock will be reduced based on the 85:1 exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock and the Preferred Stock will be retroactively increased for each period because there will be fewer shares of Common Stock and Preferred Stock outstanding.

The Reverse Stock Split will not change the terms of the Common Stock or Preferred Stock. After the Reverse Stock Split, the shares of Common Stock and Preferred Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock and Preferred Stock now authorized. Each Stockholder’s percentage ownership of the Company based on holdings of Common Stock or Preferred Stock, as the case may be, will not be altered except to the extent that the Reverse Stock Split results in any Stockholder owning a fractional share. In the event that the Reverse Stock Split results in any Stockholder owning less than one (1) share of Common Stock or Preferred Stock, such Stockholder shall receive one (1) share of Common Stock or Preferred Stock, whichever is applicable. In the event that the Reverse Stock Split results in any Stockholder having a fractional share, such fractional share shall be rounded up to the nearest whole number of shares. Shares of Common Stock and Preferred Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

Because the Company will not reduce the number of authorized shares of Common Stock and Preferred Stock, the overall effect of the Reverse Stock Split will be an increase in authorized but unissued shares of Common Stock and Preferred Stock as a result of the Reverse Stock Split. These authorized shares of Common Stock and Preferred Stock may be issued at the Board’s discretion, subject to applicable limitations. Any future issuances of shares of Common Stock and Preferred Stock will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock or Preferred Stock, as the case may be.

Release No. 34-15230 of the staff of the Division of Corporate Finance of the Securities and Exchange Commission (the “SEC”) requires disclosure and discussion of the effects of any action, including the Reverse Stock Split, that may be used as an anti-takeover mechanism. Because the Reverse Stock Split provides that the number of authorized shares of Common Stock and Preferred Stock remains at 675,000,000 and 75,000,000, respectively, the Reverse Stock Split will result in a relative increase in the number of authorized but unissued shares of our Common Stock and Preferred Stock in relation to the number of issued and outstanding shares of our Common Stock and Preferred Stock after the Reverse Stock Split and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. The primary purpose of the proposed Reverse Stock Split is to provide the Board with a mechanism to raise the per share trading price of our Common Stock in order to improve liquidity. However, a relative increase in the number of our authorized shares of Common Stock and Preferred Stock could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of Common Stock or Preferred Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares of Common Stock or Preferred Stock entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive Stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over market price that such an attempt could cause. Moreover, the issuance of Common Stock or Preferred Stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to Stockholders generally. The Company has no present intent to use the relative increase in the number of authorized shares of Common Stock or Preferred Stock for anti-takeover purposes, and the Reverse Stock Split is not part of a plan by the Board to adopt any anti-takeover provisions. However, upon the Effective Date, a greater number of shares of our Common Stock and Preferred Stock would be available for such purpose than currently is available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of common stock to discourage such efforts if they were to arise.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

As soon as practicable after the Effective Date, Stockholders will be notified that the Reverse Stock Split has been effected. Interwest Transfer Company, Inc., the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Stockholders. No new certificates will be issued to a Stockholder until the Stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the Effective Date, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. YOU SHOULD NOT SEND YOUR CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A NOTICE FOR SURRENDER FROM THE TRANSFER AGENT.

Unclaimed certificates for the post-Reverse Stock Split shares may be tendered to state authorities by the transfer agent under applicable unclaimed property or “escheat” laws, in which case the Stockholder would need to obtain the post-Reverse Stock Split shares from the relevant state authority.

Certain registered holders of our Common Stock may hold some or all of their respective shares electronically in book-entry form with the transfer agent. These Stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a periodic statement reflecting the number of shares of Common Stock registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split Common Stock, because the exchange will be automatic. The effect of the Reverse Stock Split on the number of shares of Common Stock held by Stockholders electronically in book-entry form will be reflected in subsequent periodic statements.

Fractional Shares

The Company will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. In the event that the Reverse Stock Split results in any Stockholder owning less than one (1) share, such Stockholder shall receive one (1) share of Common Stock or Preferred Stock, whichever is applicable. In the event that the Reverse Stock Split results in any Stockholder having a fractional share, such fractional share shall be rounded up to the nearest whole number of shares.

Criteria to Be Used for Decision to Apply the Reverse Stock Split

Upon effectiveness of this Information Statement, the Board, or a committee of the Board, will be authorized to proceed with the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split, the Board, or a committee of the Board, will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s Common Stock, the Company’s additional funding requirements, the amount of the Company’s authorized but unissued Common Stock and Preferred Stock and the Recapitalization Transaction.

No Dissenters’ Rights

Under the Nevada Act, Stockholders will not be entitled to dissenter’s rights with respect to the Reverse Stock Split, and the Company does not intend to independently provide Stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

The following description of material U.S. federal income tax considerations regarding the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and interpretations as in effect on the date of this Information Statement. These authorities are subject to change, including possibly with retroactive effect, which could alter the U.S. federal income tax consequences described below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This discussion is intended to provide only a general summary to Stockholders who hold their shares of Common Stock as capital assets and does not discuss the tax consequences of any other transaction that may occur before, after, or at the same time as the Reverse Stock Split. This discussion does not address other federal taxes (such as the alternative minimum tax, gift or estate taxes, or the Medicare surtax on net investment income or tax considerations under state, local or foreign laws). This discussion does not address every aspect of U.S. federal income taxation that may be relevant to Stockholders in light of their particular circumstances or to persons who are otherwise subject to special tax treatment, including, without limitation: (a) partnerships, subchapter S corporations, trusts or other pass-through entities or investors therein; (b) brokers or dealers in securities; (c) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (d) banks or other financial institutions; (e) insurance companies; (f) mutual funds; (g) tax exempt organizations or pension funds; (h) “controlled foreign corporations” or “passive foreign investment companies,” as defined in the Code or U.S. expatriates; (i) stockholders whose functional currency is not the U.S. dollar; (j) real estate investment trusts; (k) regulated investment companies; (l) grantor trusts; (m) stockholders who actually or constructively own 10 percent or more of our voting stock; or (n) persons who hold our common stock as part of a hedging, straddle, conversion or other risk reduction transaction.

Tax Consequences to the Company

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. The Company will not recognize a gain or loss as a result of the Reverse Stock Split.

Tax Consequences to U.S. Holders and Non-U.S. Holders on the Exchange of Common Stock Pursuant to the Reverse Stock Split

A “U.S. holder” is a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (or entity treated as such for U.S. federal income tax purposes); (c) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. A U.S. holder or non-U.S. holder generally will not recognize gain or loss on the Reverse Stock Split. In general, the aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor, and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

In addition, each holder of our common stock should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND OWNERSHIP OF OUR COMMON STOCK.

THE BOARD UNANIMOUSLY RECOMMENDED A VOTE “FOR” THE REVERSE STOCK SPLIT.

APPROVAL AND ADOPTION OF

AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE

COMPANY’S NAME TO VERIFYME, INC.

On May 26, 2015, the Board acted by unanimous written consent to adopt resolutions approving, declaring advisable and recommending that our stockholders approve a change in our corporate name from “LaserLock Technologies, Inc.” to “VerifyMe, Inc.” by amending the Company’s Articles (the “Certificate of Amendment”). On May 28, 2015, the Company received a written consent in lieu of a special meeting of stockholders from the holders of 172,638,174 shares of voting capital stock of the Company (representing 52.18% of the total voting power) approving the Amendment. A copy of the Certificate of Amendment to be filed with the Nevada Secretary of State’s Office is attached as APPENDIX A hereto.

Reasons for the Amendment

The Board determined that, in connection with the consummation of the Recapitalization Transaction and the acquisition of certain intellectual property from VerifyMe, Inc., a Texas corporation, which includes the purchase of the rights to the trade name “VerifyMe” pursuant thereto (collectively, the “Transaction”), that a formal change to the name of the Company to “VerifyMe” more accurately reflects the Company’s current business activities and will better communicate to the public the current and future nature of the Company’s business operations and enable the Company to better implement its business plan.

The Company is principally engaged in the identification and authentication of goods and people. In both cases there are two primary actors—the subject and the inspector. The Company provides solutions allowing the inspector to authenticate (or verify) the identity of the subject. We believe the wordmark “VerifyMe” better expresses the fundamental value proposition clearly and succinctly for both our physical and digital solutions.

The Name Change will not have any material effect on our business, operations, reporting requirements or stock price. Stockholders will not be required to immediately have new stock certificates reflecting the Name Change. New stock certificates will be issued in due course as old certificates are tendered to our transfer agent in connection with the Reverse Stock Split.

Effect of the Amendment

The Name Change will not affect the validity or transferability of any existing stock certificates that bear the name “LaserLock Technologies, Inc.” Stockholders with certificated shares should continue to hold their existing stock certificates, and will not be required to submit their stock certificates for exchange until instructed to do so by our transfer agent in connection with the Reverse Stock Split. The rights of Stockholders holding certificated shares under existing stock certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new stock certificates that are issued after the Name Change becomes effective will bear the name “VerifyMe, Inc.”

Currently, our Common Stock is quoted on the OTC US under the symbol “LLTI.” Upon effectiveness of the Certificate of Amendment and the Name Change, it is anticipated that the stock will begin to trade under the symbol “VRFY.” A new CUSIP number will be assigned to our Common Stock following the Name Change, which will require any short interest in the Company’s stock to be covered.

THE BOARD UNANIMOUSLY RECOMMENDED A VOTE “FOR” THE NAME CHANGE.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION

TO MATTERS TO BE ACTED UPON

As of May 28, 2015, VerifyMe, Inc., a Texas corporation (“VerifyMe”), owned 6,349,206 shares of Common Stock and 21,111,111 shares of Series A Preferred Stock, all of which shares VerifyMe voted in favor of the Reverse Stock Split and Name Change. VerifyMe also held a warrant for 94,216,983 shares of Common Stock.

In connection with the Recapitalization Transaction, (a) the Company’s outstanding debt obligation to VerifyMe was converted to 85 shares of newly-created Series B Preferred Stock, convertible into 722,222,222 shares of Common Stock (prior to the effectuation of the Reverse Stock Split) and (b) VerifyMe’s shares of Series A Preferred Stock were converted to shares of Common Stock on a 1:1 basis. Following the consummation of the Recapitalization Transaction, VerifyMe owns a 16.76% equity interest in the Company, on a fully-diluted basis, after taking into account all of the issued and outstanding options and warrants for shares of Common Stock. Following the Reverse Stock Split, VerifyMe’s equity interest percentage in the Company shall remain unchanged; provided, however, as a result of the Reverse Stock Split, additional authorized shares of Common Stock shall become available for the issuance of Common Stock to VerifyMe in connection with the conversion rights contained in the Certificate of Designation of Series B Preferred Shares to be filed with the Nevada Secretary of State, which, following such conversion to Common Shares, VerifyMe’s total equity interest in the Company will be increased to 39.04% on a fully-diluted basis.

No other officer or director of the Company has any substantial interest in the matter to be acted upon, other than his role as an officer or director of the Company. No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company as set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(3)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015; and

(4)	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

Delivery of Documents to Security Holders Sharing an Address

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders. The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 3112 M Street, NW, Washington, DC 20007, Attention: Paul Donfried, (202) 400-3700.

A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is LaserLock Technologies, Inc. 3112 M Street, NW, Washington, DC 20007.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paul Donfried
Paul Donfried
President, Chief Executive Officer and Secretary

June     , 2015

Washington, DC

Appendix A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

LASERLOCK TECHNOLOGIES, INC.

[Attached]

Certificate of Amendment

  (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

LaserLock Technologies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I of the Amended and Restated Articles of Incorporation, as amended, are hereby further amended as follows:

The name of the corporation shall be “VerifyMe, Inc.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 172,638,174 shares

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 1-5-15